Exhibit 99.1

November 27, 2012

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

THE BANK OF HAMPTON ROADS APPOINTS MICHAEL SYKES HEAD OF
COMMERCIAL REAL ESTATE LENDING UNIT

Virginia Beach, Virginia, November 27, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Michael J. Sykes has been appointed to head BHR’s newly-formed Commercial Real Estate Lending Unit as a Senior Vice President, reporting to W. Thomas Mears, President of Commercial Banking.  Previously, Sykes reported to L. Edward Putney, Jr., BHR’s Director of Real Estate Lending.  Putney will continue in this role with a specific focus on construction and development lending.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “Mike has an unparalleled reputation as a commercial real estate lender throughout the Mid-Atlantic region and his depth of understanding and experience are uncommon for a community bank.  He has helped us build relationships with some very sophisticated borrowers, which will greatly benefit our Company over the long term.  Based on this success, it makes sense for us to create a Commercial Real Estate Lending Unit focused on income property lending under his leadership and staff it with talented bankers.”

Sykes joined BHR in 2009. Prior to joining the Real Estate Lending unit, he served as Senior Vice President and Team Leader in the Special Assets unit. Previously, he served for over three decades in real estate finance positions with Sovran Bank, First American Bank of Georgia and Bank of America, primarily in the Richmond and Norfolk markets. Sykes is a Director of the Hampton Roads Association for Commercial Real Estate, a member of the Advisory Board of the Center for Real Estate and Economic Development at Old Dominion University, and has also been active in the Urban Land Institute – Hampton Roads Chapter and the Greater Richmond Association for Commercial Real Estate.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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